                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 2, 2002

                           CITIZENS FIRST CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Kentucky                     333-67435                         61-0912615
 (State or Other Jurisdiction of      (Commission File Number)       (IRS Employer Identification No.)
         Incorporation)

               1805 Campbell Lane, Bowling Green, Kentucky 42104
              (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (270) 393-0700

                                        Not Applicable
                  (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On December 2, 2002, the Company filed a press release announcing the execution of an agreement to acquire Commonwealth Mortgage of Bowling Green, Inc., and Southern Kentucky Land Title, Inc.
A copy of the press release is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) The following exhibits are filed as a part of this report:

99.1  Press Release dated December 2, 2002 reporting execution of agreement to acquire
Commonwealth Mortgage of Bowling Green and Southern Kentucky Land Title, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION

By:
     Bill D. Wright, Chief Financial Officer

Date:  December 2, 2002

Exhibit 99.1

CITIZENS FIRST CORPORATION TO ACQUIRE COMMONWEALTH MORTGAGE AND SOUTHERN KENTUCKY LAND TITLE

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) and its wholly owned subsidiary, Citizens First Bank, today announced an agreement to acquire Commonwealth Mortgage of Bowling Green, Inc., and Southern Kentucky Land Title, Inc., a move that strengthens their mortgage lending presence in the Bowling Green market. Commonwealth originates 1-4 family residential mortgages for sale to the secondary mortgage market, while Southern provides title insurance agency services for real estate purchase contracts.

"Commonwealth Mortgage and Southern will add a new dimension to Citizens First, enhancing our ability to serve our customers'
mortgage needs," said Citizens First President and Chief Executive Officer Mary D. Cohron. "Current Commonwealth customers will also have the added benefit of the services of a full service community bank. Citizens First's acquisition of Commonwealth and Southern is another step in accomplishing our goal of bringing the best banking products and services to the Bowling Green area."

The definitive agreement calls for Citizens First Bank to acquire all the outstanding stock of Commonwealth and of Southern.  The transaction is subject to receipt of regulatory approvals and normal contractual conditions being met and is expected to be completed by January 2, 2003.

"We are excited and pleased to be joining Citizens First," said Scott T. Higdon and Mark A. Vaughn, owners of Commonwealth and
Southern. "We look forward to enhancing Citizens First's mortgage lending presence in the Bowling Green area, and are excited at the full service bank products that we can offer our mortgage customers."

Citizens First Bank is a wholly owned subsidiary of Citizens First Corporation, a $108 million bank holding company headquartered in
Bowling Green, Kentucky.